UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	March 21, 2007

CABELTEL INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 300 Dallas, Texas		75234

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	972-407-8400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a)   On February 2, 2007, CabelTel International Corporation (the “Company”) or “GBR” or the “Registrant” received written consents in lieu of a meeting of stockholders from the holders of more than a majority of the outstanding shares of Common Stock representing in excess of 58% of the total votes of the Company approving a Certificate of Amendment to the Articles of Incorporation of the Company pursuant to which the authorized Common Stock of the Company under the Articles of Incorporation, as amended, would be increased from 4,000,000 shares up to 100,000,000 of such Common Stock. An Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 was distributed to all stockholders of the Company on or about February 16, 2007 noting that such matters would not become effective until at least twenty (20) calendar days after the Information Statement as first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934 had passed.
     The Company filed a Certificate of Amendment with the Secretary of State of Nevada amending the Articles of Incorporation to reflect the increased authorization in the number of shares of Common Stock on March 21, 2007. The effect of the Amendment to the Articles of Incorporation is to increase the number of authorized shares of Common Stock, par value $0.01 per share, to 100,000,000 shares from 4,000,000 shares. The number of shares of authorized Preferred Stock remains the same at 10,000,000 shares of Preferred Stock, par value $0.10 each.
Item 9.01.  Financial Statements and Exhibits.
(d)	Exhibits.
The following are filed herewith as Exhibits or incorporated by reference as indicated below:

Exhibit
Designation	Description of Exhibit

3.13*	Certificate of Amendment to the Articles of Incorporation of CabelTel International Corporation as filed with and approved by the Secretary of State of Nevada on March 21, 2007.

*	Furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: March 26, 2007	CABELTEL INTERNATIONAL CORPORATION
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President